UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2014

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

001-34507

Commission File Number

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2014, John D. Bowlin was appointed to the board of directors (the “Board”) of Vitamin Shoppe, Inc. (the “Company”), effective October 1, 2014.

Mr. Bowlin held the position of President and Chief Executive Officer of Miller Brewing Company from 1999 to 2003. He currently serves as a director of Generac Power Systems, Inc. and The Schwan Food Company, as well as the Georgetown University Board of Regents and the Special Operations Fund.

Mr. Bowlin will be compensated in accordance with the Company’s standard compensation practices for the Board, the components of which include an annual retainer of $55,000, paid quarterly, and an annual equity award of restricted stock units with a grant date value equal to $60,000. Restrictions on the restricted stock units expire one year from the date of grant.

Mr. Bowlin has not been appointed to any committees of the Board.

On August 5, 2014, the Company issued a press release regarding Mr. Bowlin’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and the information contained therein is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS

Exhibit No.:	Exhibit:

99.1	Press Release of the Company, dated August 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: August 6, 2014	By:	/s/ Jean Frydman
	Name:	Jean Frydman
	Title:	Senior Vice President, General Counsel & Corporate Secretary